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                                                                   Exhibit 23(g)

                 AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT

      This Agreement is made as of December 9, 2005 by and among each management investment company identified on Appendix A hereto (each such investment company and each management investment company made subject to this Agreement in accordance with Section 18.5 below, shall hereinafter be referred to as (the "FUND"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "CUSTODIAN");

                                   WITNESSETH:

      WHEREAS, each Fund may or may not be authorized to issue shares of common stock or shares of beneficial interest in separate series ("SHARES"), with each such series representing interests in a separate portfolio of securities and other assets;

      WHEREAS, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 18.6 below, shall hereinafter be referred to as the "PORTFOLIO(S)").

      WHEREAS, each Fund not so authorized intends that this Agreement be applicable to it and all references hereinafter to one or more "Portfolio(s)" shall be deemed to refer to such Fund(s); and

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

Each Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN SECURITIES"). The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 7 hereof) including, without limitation, Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio (each a "LOCAL AGENT") or (ii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s) (each a "PLEDGEE"), so long as the Custodian's or its sub-custodian's or agent's or a Foreign Sub-Custodian's negligence, bad faith or willful misconduct has not directly caused such non-receipt or delivery, as the case may be. With respect to uncertificated shares (the "UNDERLYING SHARES") of registered "investment companies" (as defined in Section 3(a)(l) of the Investment Company Act of 1940, as amended from time to time (the "1940 ACT")), whether in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section l2(d)(l)(F)of the 1940 Act (hereinafter sometimes referred to as the "UNDERLYING PORTFOLIOS") the holding of confirmation statements that identify the shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof.
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Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States, but only in accordance with an applicable vote by the Board of Trustees or the Board of Directors of the Fund (as appropriate, and in each case, the "BOARD") on behalf of the applicable Portfolio(s) (each, a "Directed Sub-Custodian"), and provided that the Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any Directed Sub-Custodian so employed than any such Directed Sub-Custodian has to the Custodian.

The Custodian may place and maintain each Fund's foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD IN THE UNITED STATES

      SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. SECURITIES SYSTEM") and (b) Underlying Shares owned by each Fund which are maintained pursuant to Section 2.10 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the "UNDERLYING TRANSFER AGENT").

      SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

      2) Upon the receipt of payment to connection with any repurchase agreement related to such securities entered into by the Portfolio;

      3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

      4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;


                                       2.
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      5)    To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

      7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's or its own sub-custodian's or agent's or a Foreign Sub-Custodian's negligence, bad faith or willful misconduct;

      8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      10) For delivery in connection with any loans of securities made by the Portfolio (a) against receipt of collateral as agreed from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (b) to the lending agent, or the lending agent's custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

      11) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;


                                       3.
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      12)   For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and a member of The National Association of Securities Dealers, Inc. (the "NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

      13) For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the "CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

      14) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio;

      15) Upon the sale or other delivery of such investments (including, without limitation, to one or more additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions(s), each a "REPO CUSTODIAN"), and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(7), as applicable, shall each be referred to herein as a "FREE TRADE"), provided that such Proper Instructions shall set forth (a) the securities of the Portfolio to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

      16) Upon receipt of instructions from the Fund's transfer agent (the "TRANSFER AGENT") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "PROSPECTUS"), in satisfaction of requests by holders of Shares for repurchase or redemption;

      17) In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.10 hereof; and

      18) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be


                                       4.
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            delivered and (b) the person or persons to whom delivery of such securities shall be made.

      SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered management investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in "street name" (i.e. other than registered or held as described above), the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

      SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

      SECTION 2.5 COLLECTION OF INCOME. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14) or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no


                                       5.
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duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

      SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

      1) Upon the purchase of domestic securities, options, futures contracts, options on futures contracts or other financial instruments for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section
            2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.10 hereof; (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

      2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

      3)    For the redemption or repurchase of Shares issued as set forth in
            Section 6 hereof;

      4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;


                                       6.

      5) For the payment of any dividends on Shares declared pursuant to the Fund's articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, "GOVERNING DOCUMENTS");

      6) For payment of the amount of dividends received in respect of securities sold short;

      7) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio;

      8) Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a "FREE TRADE"), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made; and

      9) any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

      SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the Custodian shall be fully responsible for the acts and omissions of such agents or sub-custodians to the same extent as if such act or omission were performed by the Custodian itself. The Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.7 or any other provision of this Agreement.

      SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

      SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (a) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of


                                       7.
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any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (c) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (d) for any other purpose in accordance with Proper Instructions.

      SECTION 2.10 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares beneficially owned by the Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian's only responsibilities with respect thereto shall be limited to the following:

      1) Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of the Portfolio.

      2) In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian's books and records.

      3) In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian's books and records and, upon the Custodian's receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian's books and records.

      The Custodian shall not be liable to the Fund for any loss or damage to the Fund or any Portfolio resulting from the maintenance of Underlying Shares with Underlying Transfer Agent except for loss or damage resulting directly from the negligence, bad faith or willful misconduct of the Custodian or any of its sub-custodians or agents or any Foreign Sub-Custodian or of any of its or their employees.

      SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.


                                       8.
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      SECTION 2.12 PROXIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

      SECTION 2.13 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. Provided that the Custodian's or its sub-custodian's or agent's or a Foreign Sub-Custodian's own negligence, bad faith or willful misconduct has not directly prevented any of the following conditions from occurring, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

SECTION 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

      SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"COUNTRY RISK" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5)


                                       9.
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of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"ELIGIBLE SECURITIES DEPOSITORY" has the meaning set forth in section (b)(1) of Rule 17f-7,

"FOREIGN ASSETS" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"FOREIGN CUSTODY MANAGER" has the meaning set forth in section (a)(3) of Rule 17f-5.

"RULE 17F-5" means Rule 17f-5 promulgated under the 1940 Act.

"RULE 17F-7" means Rule 17f-5 promulgated under the 1940 Act.

      SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

            3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

            3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund's Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have


                                      10.

been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Forty-five days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

            3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

      (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(l).

      (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

      (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. As required by Rule 17f-5, in the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate including, no longer meeting the requirements of Rule 17f-5, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

            3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

            3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended


                                      11.

Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make reasonably prompt written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

            3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

            3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

            3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective forty-five (45) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

      SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

            3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(l)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(l)(i)(B) of Rule l7f-7.

            3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO
           BE HELD OUTSIDE THE UNITED STATES

      SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:


                                      12.

"FOREIGN SECURITIES SYSTEM" means an Eligible Securities Depository listed on Schedule B hereto.

"FOREIGN SUB-CUSTODIAN" means a foreign banking institution serving as an Eligible Foreign Custodian.

      SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

      SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

      SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

            4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i) Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii) In connection with any repurchase agreement related to foreign securities;

      (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

      (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;


                                      13.

      (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Custodian's, its agent's or sub-custodian's or the Foreign Sub-Custodian's own negligence, bad faith or willful misconduct;

      (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

      (viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

      (ix) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

      (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi) Upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

      (xii)  In connection with the lending of foreign securities; and

      (xiii) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

            4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:


                                      14.

      (i) Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

      (ii) In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

      (iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

      (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vi) Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

      (vii) For payment of part or all of the dividends received in respect of securities sold short;

      (viii) In connection with the borrowing or lending of foreign securities; and

      (ix) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment is to be made.

             4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or


                                      15.

dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

      SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

      SECTION 4.6. BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

      SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, and the need for such measures is not directly caused by the Custodian, or its sub-custodian's or agent's or the Foreign Sub-Custodian's negligence, bad faith or willful misconduct, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

      SECTION 4.8. SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local


                                      16.

conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

      SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Provided that the Custodian's or its agent's or sub-custodian's or the Foreign Sub-Custodian's own negligence, bad faith or willful misconduct has not directly prevented any of the following conditions from occurring, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

      SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At a Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim. Such subrogation rights are in addition to any other rights and remedies that a Fund may have under this Agreement.

      SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibilities of the Custodian with regard to such tax law shall be to use reasonable efforts to effect the withholding of local taxes and related charges with regard to market entitlement/payment in accordance with local law and subject to local market practice or custom and


                                      17.

to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information.

      SECTION 4.12. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement, it being specifically understood and agreed that any liability of the Custodian for the negligence, bad faith or willful misconduct of a Foreign Sub-Custodian shall be determined in light of the circumstances and practices prevailing in the jurisdiction where such Foreign Sub-Custodian's act or omission occurred. Regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

SECTION 5. RESERVED.

SECTION 6. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES.

The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of Proper Instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of Proper Instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

SECTION 7. PROPER INSTRUCTIONS.

"PROPER INSTRUCTIONS," which may also be standing instructions, as such term is used throughout this Agreement shall mean instructions received by the Custodian from a Fund or a person or entity duly authorized by a Fund ("AUTHORIZED PERSON"). Such instructions may be in writing signed by the Authorized Person or may be in a tested communication or in a communication utilizing access


                                      18.

codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by an Authorized Person with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian in accordance with any multi-party agreement which requires a segregated asset account in accordance with Section 2.9 hereof.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by any of such Fund's Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, a certificate setting forth the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

SECTION 8. EVIDENCE OF AUTHORITY

The Custodian shall be protected in acting upon any Proper Instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

      1) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that the Custodian has not received prior written notice from the applicable Fund that such payment has been disputed by the Fund on behalf of the Portfolio and provided, further, all such payments shall be accounted for to the Fund on behalf of the Portfolio;


                                      19.

      2) Surrender securities in temporary form for securities in definitive form;

      3) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

      4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

SECTION 10. SERVICE LEVEL DOCUMENTS

      The Fund and the Custodian may from time to time, in good faith, agree on certain performance measures by which the Custodian is expected to provide the services contemplated by this Agreement ("SERVICE LEVEL DOCUMENTS"). The Service Level Documents are designed to provide metrics and other information which may be utilized by the parties to help measure performance. The parties agree Service Level Documents reflect performance measures as opposed to specific contractual obligations. Notwithstanding, the parties agree that (a) the Custodian's inability to achieve such performance measures may give rise to grounds for termination pursuant to Section 16; and (b) the Custodian's performance and/or non-performance of the services, separate and apart from the performance measures in the Service Level Documents, may give rise to any remedies in tort or contract that the Fund may assert against Custodian under the terms of this Agreement.

SECTION 11. RECORDS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at a Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. Each Fund acknowledges that, in creating and maintaining the records as set forth herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund's counterparty(ies), or the agents of either of them.


                                      20.

SECTION 12. OPINION OF FUND'S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a "SECURITIES SYSTEM"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14. COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 15. RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it including, without limitation, acting in accordance with any Proper Instruction; provided the Custodian, its agents, sub-custodians or Foreign Sub-Custodians, as may be applicable in the instance of any particular act or omission, have acted in good faith without negligence or willful misconduct; and provided, further, that all references throughout this Agreement to the standard of care exercised by any Foreign Sub-Custodian (e.g. reasonable care, good faith, bad faith, negligence


                                      21.

or willful misconduct) shall be construed in accordance with the circumstances and practices prevailing in the jurisdiction where such Foreign Sub-Custodian's act or omission occurred. The Custodian shall be entitled to obtain, receive, rely on and act upon the advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the Fund or (ii) at the expense of the Custodian, such other counsel as the Custodian may choose; provided, however, in the event that such advice is sought for any matter other than a matter which may be in dispute between the Custodian and the Fund, the Custodian shall utilize its best efforts to provide advance notice to the Fund of the identity of such counsel, and provided, further, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the applicable standard of care set forth in this Agreement. For the avoidance of doubt, it is hereby specifically understood and agreed that nothing in this section shall be construed as imposing upon the Custodian any obligation to seek such advice of counsel. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian's, its agent's or sub-custodian's or a Foreign Sub-Custodian's negligence, bad faith or willful misconduct, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by any Fund or its duly authorized investment manager or investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits;
(vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and
(vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall implement and maintain reasonable disaster recovery and business continuity procedures that are reasonably designed to recover data processing systems, data communications facilities, information, data and other business related functions of the Custodian in a manner and time frame consistent with legal, regulatory and business requirements applicable to the Custodian in its


                                      22.

provision of services hereunder. In the event of any disaster which causes a business interruption, the Custodian shall act in good faith and take reasonable steps to minimize service interruptions.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian (but not for the Custodian's, its agent's or sub-custodian's or a Foreign Sub-Custodian's negligence, bad faith or willful misconduct) in an amount and form reasonably satisfactory to it.

If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act, bad faith or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

In no event shall any party hereto be liable for indirect, special or consequential damages.

The indemnifications contained herein shall survive the termination of this Agreement.

SECTION 16. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

a. This Agreement shall become effective as of the date first above-written and shall remain in full force and effect for a period of three (3) years from such effective date (the "INITIAL TERM"), and thereafter shall automatically continue in full force and effect unless either party terminates this Agreement by written notice to the other party at least ninety (90) days prior to the date of termination.

b. During the Initial Term and thereafter, the Custodian may, at its discretion, terminate the Agreement for cause with respect to (1) one or more Portfolios; and/or (2) a Fund in its entirety by providing not less than 60 days prior written notice to the Fund upon occurrence of any of the following termination events:

      (A) Fund has been convicted, pled guilty or pled no contest to criminal conduct in a criminal proceeding;

      (B) Fund has been found to have violated federal or state law in an administrative or regulatory proceeding; provided such violation (1) involves unethical conduct; and (2) Custodian


                                      23.

            reasonably believes that such violation would have a material adverse impact on Custodian's ability to perform services under this
            Agreement:

      (C) Fund has encountered financial difficulties which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other that said Title 11, of any jurisdiction relation to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors;

      (D) Fund has been terminated for cause by the Custodian pursuant to the terms of (1) any fund accounting or administrative agreement between Custodian or Fund, or (2) any fund accounting, custody or administrative agreement between Custodian and Charles Schwab Investment Management, Inc. ("CSIM") or any other investment company (other than the Fund) advised by CSIM;

      (E) CSIM has been terminated for cause by the Custodian pursuant to the terms of any agreement between Custodian and CSIM;

      (F) Fund attempts to assign this Agreement in violation of Section 18.3 of this Agreement; and

      (G) Fund has committed a material breach of this Agreement, and such breach has not been remedied by the Fund within sixty days written notice of such breach by Custodian.

c. During the Initial Term and thereafter, Fund, at its discretion, may terminate this agreement for cause with respect to (1) one or more Portfolios; and/or (2) a Fund in its entirety by providing at least 60 days written notice to Custodian upon the occurrence of any of the following termination events;

      (A) Custodian has been convicted, pled guilty or pled no contest to criminal conduct in any criminal proceeding in connection with the provision of fund administration, fund accounting and/or custody services to any client;

      (B) Custodian has been found to have violated federal or state law in any administrative or regulatory proceeding; provided such violation
            (1) involves unethical behavior and (2) relates to the provision of fund administration, fund accounting and/or custody services to any client;

      (C) Custodian has encountered financial difficulties which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors;


                                      24.

      (D) Custodian has been terminated by the Fund for cause pursuant to the terms of (1) any fund administration or fund accounting agreement between Custodian and Fund, or (2) any fund administration, custody or fund accounting agreement between Custodian and CSIM or any investment company (other than Fund) advised by CSIM;

      (E) Custodian has been terminated by CSIM for cause pursuant to the terms of any sub-administrative agreement between Custodian and or its affiliates and CSIM;

      (F) Custodian transfers fifty percent (50%) or more of any class of its voting securities; (2) transfers all, or substantially all, of its assets to a non-affiliate; or (3) attempts to assign this Agreement in violation of Section 10.3 of this Agreement; and

      (G) In Fund's reasonable opinion, Custodian has not achieved one or more of the performance measures set forth in any Service Level Document established pursuant to pursuant to Section 6 of this Agreement, and a plan or revised plan has not been put into place in accordance the following procedures: In the event that Fund reasonably believes that the Custodian has not met one or more of the performance measures set forth in any Service Level Document during any calendar quarter or other period of measurement as may be set forth in any Service Level Document, the Fund may, in its discretion, submit a written deficiency notice to Custodian outlining the performance deficiencies ("DEFICIENCY NOTICE"). Such Deficiency Notice must be provided to Custodian within 20 days of the end of such quarter. After receipt of such notice, Custodian shall present the Fund with a written plan to address the deficiencies set forth in the Deficiency Notice (the "PLAN"). Such Plan must be provided to Fund within 30 days after receipt of the Deficiency Notice. If Custodian fails to submit a Plan within such 30 day period, Fund may terminate the Agreement upon 60 days written notice to the Custodian. The Fund, in its discretion, may accept the Plan or reject the Plan ("REJECTION NOTICE"). Such Rejection Notice must be submitted to the Custodian within 15 days after submission of the Plan. If Fund fails to provide a Rejection Notice within such 15 days period, it shall be presumed that Fund accepted the Plan. In the event, Fund submits a Rejection Notice, Custodian shall submit a revised plan ("REVISED PLAN") to the Fund. Such Revised Plan must be provided to Fund within 30 days after provision of the Rejection Notice. If Custodian fails to submit a Revised Plan within such 30 day period, Fund may terminate the Agreement upon 60 days written notice to Custodian. The Fund, in its sole discretion, may accept the Revised Plan or reject the Revised Plan ("DENIAL NOTICE"). Any Denial Notice must be submitted to Custodian within 15 days after provision of the Revised Plan. If Fund fails to provide a Denial Notice within such 15 day period, it shall be presumed that Fund accepted the Revised Plan. If Fund provides a Denial Notice to Custodian, Fund may, in its sole discretion, terminate this Agreement upon 60 days written notice to Custodian. Such termination notice must be submitted to Custodian within 60 days after provision of the Denial Notice.

      (H) Custodian has committed a material breach of this Agreement and such breach has not been remedied by the Custodian within sixty days written notice of such breach by Fund.


                                      25.

d. Termination of this Agreement with respect to any single given Portfolio or Fund shall in no way affect the continued validity of this Agreement with respect to any other Portfolio or Fund.

e. Upon termination of this Agreement, the Fund shall pay to the Custodian such compensation and any reimbursable expenses as may be due and undisputed under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. All out-of-pocket expenses associated under this sub-paragraph for which the Custodian seeks reimbursement must be pre-approved by the Fund in writing, such approval shall not be unreasonable withheld.

f. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

SECTION 17. SUCCESSOR CUSTODIAN

If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of


                                      26.

this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18. GENERAL

      SECTION 18.1 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

      SECTION 18.2 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of such Fund's assets.

      SECTION 18.3 ASSIGNMENT. This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) by the Custodian without the written consent of each applicable Fund, except that any party may, without such consent, assign to an entity controlling, controlled by or under common control with such party or to a successor of all of or a substantial portion of its business.

      SECTION 18.4 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund's Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

      SECTION 18.5 ADDITIONAL FUNDS. In the event that any management investment company in addition to those listed on Appendix A hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in
Section 18.7 below.

      SECTION 18.6 ADDITIONAL PORTFOLIOS. In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.


                                      27.

      SECTION 18.7 THE PARTIES. All references herein to the "Fund" are to each of the management investment companies listed on Appendix A hereto, and each management investment company made subject to this Agreement in accordance with
Section 18.5 above, individually, as if this Agreement were between such individual Fund and the Custodian. In the case of a series corporation, trust or other entity, all references herein to the "Portfolio" are to the individual series or portfolio of such corporation, trust or other entity, or to such corporation, trust or other entity on behalf of the individual series or portfolio, as appropriate. Any reference in this Agreement to "the parties" shall mean the Custodian and such other individual Fund as to which the matter pertains. Each Fund hereby represents and warrants that (a) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; and (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

      SECTION 18.8 REMOTE ACCESS SERVICES ADDENDUM. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

      SECTION 18.9 CONFIDENTIALITY.

      a. Definition of term "Fund Confidential Information." The term "FUND CONFIDENTIAL INFORMATION" means any information that Fund discloses, whether in writing, electronically or orally, to Custodian whether in tangible or intangible form which is identified as confidential at the time of disclosure or which by the circumstances of disclosure or nature of the information would be considered to be confidential. By way of example and not limitation, Fund Confidential Information includes: (i) any information concerning Fund's, its agents or licensors' technology, such as systems, source code, databases, hardware, software, programs, applications, engine protocols, routines, models, displays and manuals, including, without limitation, the selection, coordination, and arrangement of the contents thereof, and (ii) any information concerning Fund's, its agents or licensors' financial or business plans or operations, such as research activities and plans, marketing or sales plans, pricing or pricing strategies, operational techniques, internal controls, compliance policies, methods of operation, security procedures, strategic plans, customer information, and unpublished financial information, including information concerning revenues, profits and profit margins. Custodian agrees that Fund will have no obligation to specifically identify by any notice or other action any information to which the protection of this Agreement extends. Without limiting the foregoing, to the extent disclosed to the Custodian, portfolio holdings information of the Fund shall be deemed to be Confidential Information of the Fund until such time as such portfolio holdings information shall made in a public filing by the Fund. The Custodian shall not purchase or sell securities or other investments on the basis of confidential portfolio holdings information of the Fund provided to the Custodian and shall take reasonable steps to prevent any employee or agent of Custodian from purchasing or selling securities or other investments on the same basis.


                                      28.

      b. Restrictions on Use. Without the prior written consent of Fund, Custodian will not use any portion of Fund Confidential Information for any purpose other than for the services provided under this Agreement. Custodian further agrees that:

      (i) it will hold Fund Confidential Information of Fund in the strictest confidence;

      (ii) it will exercise the same care with respect to Fund Confidential Information as it exercises with respect to its own proprietary and confidential information;

      (iii) it will not, without Fund's prior written consent, copy or disclose to any third party any portion thereof;

      (iv) it will notify immediately Fund of any unauthorized disclosure or use unless in and ownership of Fund Confidential Information resulting from such unauthorized disclosure or use by or through Custodian; and

      (v) it will restrict dissemination of Fund Confidential Information to only those persons within or related to its organization who are involved in the delivery services provided under this Agreement, to Custodian's regulatory authorities as required to comply with such regulatory authorities' request or order, and to Custodian's examiners, auditors, directors and legal counsel to the extent Custodian believes the same is reasonably required provided that Custodian makes reasonable effort to notify such parties as to the confidential nature of the Fund Confidential Information.

      c. Exceptions. The foregoing shall not prohibit or limit Custodian's use, disclosure, reproduction or dissemination of Fund Confidential Information which:

      (i) is or becomes public domain information or material through no fault or breach on the part of Custodian;

      (ii) as demonstrated by the written records of Custodian or otherwise, was already lawfully known (without restriction on disclosure) to Custodian prior to the information being disclosed to Custodian by Fund or any representative of Fund;

      (iii) has been or is hereafter rightfully furnished to Custodian without restriction on disclosure by the Fund or a third person lawfully in possession thereof;

      (iv) has been independently developed, by or for Custodian, without reference to Fund Confidential Information;

      (v) is requested or required to be disclosed pursuant to any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, where required by law, regulation rule or self-regulatory organization rule, provided that, unless prohibited from doing so in such


                                      29.

            circumstance, the Custodian notifies Fund as promptly as possible so that Fund may to have a reasonable opportunity to obtain a protective order or other form of protection against disclosure. Notwithstanding any such disclosure by Custodian, such disclosure will not otherwise affect Custodian's obligations hereunder with respect to Fund Confidential Information so disclosed which is retained by Custodian;

      (vi) is disclosed by the Custodian with the prior written consent of the applicable Fund to disclose, which consent shall not be unreasonably withheld; or

      (vi) is Fund or Portfolio data aggregated by the Custodian with similar data of other customers of the Custodian ("AGGREGATED DATA") for the purposes of the Custodian's construction of statistical models so long as such Aggregated Data represents such a sufficiently large sample that no Fund or Portfolio data can be identified either directly or by inference or implication.

Any Fund Confidential Information in the possession of Custodian that has been disclosed to it by Fund or any representative of Fund that is not within any of the exceptions above shall be considered confidential unless the Custodian may demonstrate otherwise by records, documentation or other reasonable means.

      d. Equitable Relief. Custodian agrees and acknowledges that any breach of this Section 18.9 may cause Fund irreparable harm for which monetary damages would be inadequate. Accordingly, Fund will be entitled to seek injunctive or other equitable relief to remedy any threatened or actual breach of this Section
18.9 by Custodian, as well as monetary damages.

      e. No Publicity. No party hereto will announce or disclose the existence of this Agreement, or its contents to any third party without the prior written consent of the other or except as may be required by law, in which case the party required to make such a disclosure will give the other party the maximum feasible prior notice of such disclosure.

      SECTION 18.10 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:                       [NAME OF FUND]
                                   101 Montgomery Street
                                   San Francisco, California 94104
                                   Attention: Jana D. Thompson, President
                                   Telephone: 415-667-3927
                                   Telecopy: 415-667-3484


                                      30.

To the Custodian:                  STATE STREET BANK AND TRUST COMPANY
                                   1776 Heritage Drive
                                   North Quincy, Massachusetts 02171
                                   Attention: James M. Keenan, Vice President
                                   Telephone: 617-985-9422
                                   Telecopy: 617-985-7575

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

      SECTION 18.11 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

      SECTION 18.12 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

      SECTION 18.13 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


                                      31.

      SECTION 18.14 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund's name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO  [X]     The Custodian is not authorized to release the Fund's name, address, and share positions.

      Section 18.15 MASSACHUSETTS BUSINESS TRUST. With respect to any Fund which is a party to this Agreement and which is organized as a Massachusetts business trust (in each case a "TRUST"), the term "Fund" (as used throughout this Agreement) means and refers to the trustees from time to time serving under the applicable trust agreement of such Trust, as the same may be amended from time to time (the "DECLARATION OF TRUST"). It is expressly agreed that the obligations of any such Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Trust personally, but bind only the trust property of the Trust as set forth in the applicable Declaration of Trust. In the case of each Trust, the execution and delivery of this Agreement on behalf of the Trust has been authorized by the trustees, and signed by an authorized officer of the Trust, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually, but shall only bind the trust property of the Trust as provided in its Declaration of Trust.


                                      32.

                                 SIGNATURE PAGE

 IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

FUND SIGNATURE ATTESTED TO BY:        EACH OF THE ENTITIES SET FORTH ON
                                      APPENDIX A HERETO


By:   /s/ Michael Clinton             By:  /s/ Daniel Kern
      --------------------------           ------------------------------
Name:  Michael Clinton                     Daniel Kern
Title: VP Fund Admin                       Treasurer and Chief Financial Officer

SIGNATURE ATTESTED TO BY:             STATE STREET BANK AND TRUST COMPANY



By:   /s/ Stephanie L. Poster         By:  /s/ Joseph L. Hooley
      --------------------------           ------------------------------
      Stephanie L. Poster                  Joseph L. Hooley
      Vice President and Counsel           Executive Vice President


                                      33.

                                   APPENDIX A
                                       TO
                           MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

LAUDUS TRUST

         Laudus Rosenberg International Equity Fund
         Laudus Rosenberg International Small Capitalization Fund
         Laudus Rosenberg U.S. Discovery Fund
         Laudus Rosenberg U.S. Large Capitalization Fund
         Laudus Rosenberg U.S. Large Capitalization Growth Fund
         Laudus Rosenberg U.S. Large Capitalization Value Fund
         Laudus Rosenberg U.S. Small Capitalization Fund


                                      34.

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                 SUBCUSTODIAN
Argentina               Citibank, N.A.

Australia               Westpac Banking Corporation

                        Citibank Pty. Limited

Austria                 Erste Bank der Osterreichischen Sparkassen AG

Bahrain                 HSBC Bank Middle East
                        (as delegate of the Hongkong and Shanghai Banking
                        Corporation Limited)

Bangladesh              Standard Chartered Bank

Belgium                 BNP Paribas Securities Services, S.A.

Benin                   via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Bermuda                 The Bank of Bermuda Limited

Botswana                Barclays Bank of Botswana Limited

Brazil                  Citibank, N.A.

Bulgaria                ING Bank N.V.

Burkina Faso            via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Canada                  State Street Trust Company Canada

Cayman Islands          Scotiabank & Trust (Cayman) Limited

Chile                   BankBoston, N.A.


09/30/05                                1

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                 SUBCUSTODIAN
People's Republic       The Hongkong and Shanghai Banking Corporation Limited,
of China                Shanghai and Shenzhen branches

Colombia                Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica              Banco BCT S.A.

Croatia                 Privredna Banka Zagreb d.d

Cyprus                  Cyprus Popular Bank Ltd.

Czech Republic          Ceskoslovenska Obchodni Banka, A.S.

Denmark Skandinaviska Enskilda Bankken AB, Sweden (operating through its Copenhagen branch)

Ecuador                 Banco de la Produccion S.A. PRODUBANCO

Egypt                   HSBC Bank Egypt S.A.E.
                        (as delegate of The Hongkong and Shanghai Banking
                        Corporation Limited)

Estonia                 AS Hansabank

Finland                 Nordea Bank Finland Plc.

France                  BNP Paribas Securities Services, S.A.

                        Deutsche Bank AG, Netherlands (operating through its
                        Paris branch)

Germany                 Deutsche Bank AG

Ghana                   Barclays Bank of Ghana Limited

Greece                  National Bank of Greece S.A.


09/30/05                               2

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                 SUBCUSTODIAN
Guinea-Bissau           via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Hong Kong               Standard Chartered Bank (Hong Kong) Limited

Hungary                 HVB Bank Hungary Rt.

Iceland                 Kaupthing Bank hf.

India                   Deutsche Bank AG

                        The Hongkong and Shanghai Banking Corporation Limited

Indonesia               Deutsche Bank AG

Ireland                 Bank of Ireland

Israel                  Bank Hapoalim B.M.

Italy                   BNP Paribas Securities Services, S.A.

Ivory Coast             Societe Generale de Banques en Cote d'Ivoire

Jamaica                 Bank of Nova Scotia Jamaica Ltd.

Japan                   Mizuho Corporate Bank Ltd.

                        Sumitomo Mitsui Banking Corporation

Jordan                  HSBC Bank Middle East
                        (as delegate of the Hongkong and Shanghai Banking
                        Corporation Limited)

Kazakhstan              HSBC Bank Kazakhstan
                        (as delegate of the Hongkong and Shanghai Banking
                        Corporation Limited)


09/30/05                               3

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

COUNTRY                 SUBCUSTODIAN
Kenya                   Barclays Bank of Kenya Limited

Republic of Korea       Deutsche Bank AG

                        The Hongkong and Shanghai Banking Corporation Limited

Latvia                  A/s Hansabanka

Lebanon                 HSBC Bank Middle East
                        (as delegate of The Hongkong and Shanghai Banking
                        Corporation Limited)

Lithuania               SEB Vilniaus Bankas AB

Malaysia                Standard Chartered Bank Malaysia Berhad

Mali                    via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Malta                   HSBC Bank Malta Plc.

Mauritius               The Hongkong and Shanghai Banking Corporation Limited

Mexico                  Banco Nacional de Mexico S.A.

Morocco                 Attijariwafa bank

Namibia                 Standard Bank Namibia Limited

Netherlands             Deutsche Bank N.V.

                        KAS BANK N.V.

New Zealand             Westpac Banking Corporation


09/30/05                               4

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

COUNTRY                 SUBCUSTODIAN
Niger                   via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Nigeria                 Stanbic Bank Nigeria Limited

Norway                  Nordea Bank Norge ASA

Oman                    HSBC Bank Middle East Limited
                        (as delegate of The Hongkong and Shanghai Banking
                        Corporation Limited)

Pakistan                Deutsche Bank AG

Palestine               HSBC Bank Middle East Limited
                        (as delegate of The Hongkong and Shanghai Banking
                        Corporation Limited)

Panama                  HSBC Bank (Panama) S.A.

Peru                    Citibank del Peru, S.A.

Philippines             Standard Chartered Bank

Poland                  Bank Handlowy w Warszawie S.A.

Portugal                Banco Comercial Portugues S.A.

Puerto Rico             Citibank N.A.

Qatar                   HSBC Bank Middle East Limited
                        (as delegate of The Hongkong and Shanghai Banking
                        Corporation Limited)

Romania                 ING Bank N.V.

Russia                  ING Bank (Eurasia) ZAO, Moscow


09/30/05                               5

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

COUNTRY                 SUBCUSTODIAN
Senegal                 via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Serbia                  HVB Bank Serbia and Montenegro a.d.

Singapore               DBS Bank Limited

                        United Overseas Bank Limited

Slovak Republic         Ceskoslovenska Obchodni Banka, A.S., pobocka zahranicnej
                        banky v SR

Slovenia                Bank Austria Creditanstalt d.d. - Ljubljana

South Africa            Nedbank Limited

                        Standard Bank of South Africa Limited

Spain                   Santander Central Hispano Investment S.A.

Sri Lanka               The Hongkong and Shanghai Banking Corporation Limited

Swaziland               Standard Bank Swaziland Limited

Sweden                  Skandinaviska Enskilda Banken AB

Switzerland             UBS AG

Taiwan - R.O.C.         Central Trust of China

Thailand                Standard Chartered Bank

Togo                    via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Trinidad & Tobago       Republic Bank Limited


09/30/05                               6

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                 SUBCUSTODIAN

Tunisia                 Banque Internationale Arabe de Tunisie

Turkey                  Citibank, A.S.

Uganda                  Barclays Bank of Uganda Limited

Ukraine                 ING Bank Ukraine

United Arab Emirates    HSBC Bank Middle East Limited
                        (as delegate of The Hongkong and Shanghai Banking
                        Corporation Limited)

United Kingdom          State Street Bank and Trust Company, United kingdom
                        Branch

Uruguay                 BankBoston, N.A.

Venezuela               Citibank, N.A.

Vietnam                 The Hongkong and Shanghai Banking Corporation Limited

Zambia                  Barclays Bank of Zambia Plc.

Zimbabwe                Barclays Bank of Zimbabwe Limited


09/30/05                               7

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                 DEPOSITORIES

Argentina               Caja de Valores S.A.

Australia               Austraclear Limited

Austria                 Oesterreichisehe Kontrollbank AG
                        (Wertpapiersammelbank Division)

Bahrain                 Clearing, Settlement, and Depository System of the
                        Bahrain Stock Exchange

Bangladesh              Central Depository Bangladesh Limited

Belgium                 Banque Nationale de Belgique

                        Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

Benin                   Depositaire Central - Banque de Reglement

Bermuda                 Bermuda Securities Depository

Brazil                  Central de Custodia e de Liquidacao Financeira de
                        Titulos Privados (CETIP)

                        Companhia Brasileira de Liquidacao e Custodia

                        Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria                Bulgarian National Bank

                        Central Depository AD

Burkina Faso            Depositaire Central - Banque de Reglement

Canada                  The Canadian Depository for Securities Limited

Chile                   Deposito Central de Valores S.A.


09/30/05                               1

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                 DEPOSITORIES

People's Republic       China Securities Depository and Clearing Corporation
of China                Limited Shanghai Branch

                        China Securities Depository and Clearing Corporation Limited Shenzhen Branch

Colombia                Deposito Central de Valores

                        Deposito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica              Central de Valores S.A.

Croatia                 Sredisnja Depozitarna Agencija d.d.

Cyprus                  Central Depository and Central Registry

Czech Republic          Czech National Bank

                        Stredisko cennych papiru - Ceska republika

Denmark                 Vaerdipapircentralen (Danish Securities Center)

Egypt                   Misr for Clearing, Settlement, and Depository S.A.E.

                        Central Bank of Egypt

Estonia                 AS Eesti Vaartpaberikeskus

Finland                 Suomen Arvopaperikeskus

France                  Euroclear France

Germany                 Clearstream Banking AG, Frankfurt


09/30/05                               2

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                 DEPOSITORIES

Greece                  Apothetirion Titlon AE - Central Securities Depository

                        Bank of Greece,
                        System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau           Depositaire Central - Banque de Reglement

Hong Kong               Central Moneymarkets Unit

                        Hong Kong Securities Clearing Company Limited

Hungary                 Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

Iceland                 Icelandic Securities Depository Limited

India                   Central Depository Services (India) Limited

                        National Securities Depository Limited

                        Reserve Bank of India

Indonesia               Bank Indonesia

                        PT Kustodian Sentral Efek Indonesia

Israel                  Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                        Clearinghouse)

Italy                   Monte Titoli S.p.A.

Ivory Coast             Depositaire Central - Banque de Reglement

Jamaica                 Jamaica Central Securities Depository

Japan                   Bank of Japan - Net System

                        Japan Securities Depository Center (JASDEC) Incorporated


09/30/05                               3

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                 DEPOSITORIES

Jordan                  Securities Depository Center

Kazakhstan              Central Securities Depository

Kenya                   Central Depository and Settlement Corporation Limited

                        Central Bank of Kenya

Republic of Korea       Korea Securities Depository

Latvia                  Latvian Central Depository

Lebanon                 Banque du Liban

                        Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania               Central Securities Depository of Lithuania

Malaysia                Bank Negara Malaysia

                        Bursa Malaysia Depository Sdn. Bhd.

Mali                    Depositaire Central - Banque de Reglement

Malta                   Central Securities Depository of the Malta Stock
                        Exchange

Mauritius               Bank of Mauritius

                        Central Depository and Settlement Co. Ltd.

Mexico                  S.D. Indeval, S.A. de C.V.

Morocco                 Maroclear


09/30/05                               4

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                 DEPOSITORIES

Namibia                 Bank of Namibia

Netherlands             Euroclear Nederland

New Zealand             New Zealand Central Securities Depository Limited

Niger                   Depositaire Central - Banque de Reglement

Nigeria                 Central Securities Clearing System Limited

Norway                  Verdipapirsentralen (Norwegian Central Securities
                        Depository)

Oman                    Muscat Depository & Securities Registration Company,
                        SAOC

Pakistan                Central Depository Company of Pakistan Limited

                        State Bank of Pakistan

Palestine               Clearing, Depository and Settlement, a department
                        of the Palestine Stock Exchange

Panama                  Central Latinoamericana de Valores, S.A. (LatinClear)

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A.

Philippines             Philippine Central Depository, Inc.

                        Registry of Scripless Securities (ROSS) of the Bureau of Treasury


09/30/05                               5

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                 DEPOSITORIES

Poland                  Rejestr Papierow Wartosciowych

                        Krajowy Depozyt Papierow Wartosciowych S.A.

Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                 Bucharest Stock Exchange Registry Division

                        National Bank of Romania

                        National Securities Clearing, Settlement and Depository Company

Russia                  Vneshtorgbank, Bank for Foreign Trade of the Russian
                        Federation

Senegal                 Depositaire Central - Banque de Reglement

Serbia                  Central Registrar and Central Depository for Securities

Singapore               The Central Depository (Pte) Limited

                        Monetary Authority of Singapore

Slovak Republic         Naodna banka slovenska

                        Centralny depozitar cennych papierov SR, a.s.

Slovenia                KDD - Centralna klirinsko depotna druzba d.d.

South Africa            Share Transactions Totally Electronic (STRATE) Ltd.

Spain                   IBERCLEAR


09/30/05                               6

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                 DEPOSITORIES

Sri Lanka               Central Depository System (Pvt) Limited

Sweden                  Vardepapperscentralen VPC AB
                        (Swedish Central Securities Depository)

Switzerland             SegaIntersettle AG (SIS)

Taiwan - R.O.C.         Taiwan Securities Central Depository Company Limited

Thailand                Bank of Thailand

                        Thailand Securities Depository Company Limited

Togo                    Depositaire Central - Banque de Reglement

Trinidad and Tobago     Trinidad and Tobago Central Bank

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

Turkey                  Central Bank of Turkey

                        Takas ve Saklama Bankasi A.S. (TAKASBANK)

Uganda                  Bank of Uganda

Ukraine                 Mizhregionalny Fondovy Souz

                        National Bank of Ukraine

United Arab Emirates    Clearing and Depository System,
                        a department of the Dubai Financial Market

United Kingdom          CrestCo.


09/30/05                               7

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                 DEPOSITORIES

Uruguay                 Banco Central del Uruguay

Venezuela               Banco Central de Venezuela

                        Caja Venezolana de Valores

Vietnam Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Center

Zambia                  Bank of Zambia

                        LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking, S.A.


09/30/05                               8

                                                                      SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                           BRIEF DESCRIPTION
-------------------------------                           -----------------
(scheduled frequency)

The Guide to Custody in World Markets     An overview of settlement and safekeeping procedures,
(hardcopy annually and regular            custody practices and foreign investor considerations
website updates)                          for the markets in which State Street offers custodial
                                          services.

Global Custody Network Review             Information relating to Foreign Sub-Custodians in State
(annually)                                Street's Global Custody Network. The Review stands as an
                                          integral part of the materials that State Street
                                          provides to its U.S. mutual fund clients to assist them
                                          in complying with SEC Rule 17f-5. The Review also gives
                                          insight into State Street's market expansion and Foreign
                                          Sub-Custodian selection processes, as well as the
                                          procedures and controls used to monitor the financial
                                          condition and performance of our Foreign Sub-Custodian
                                          banks.

Securities Depositor Review               Custody risk analyses of the Foreign Securities
(annually)                                Depositories presently operating in Network markets.
                                          This publication is an integral part of the materials
                                          that State Street provides to its U.S. mutual fund
                                          clients to meet informational obligations created by SEC
                                          Rule l7f-7.

Global Legal Survey                       With respect to each market in which State Street offers
(annually)                                custodial services, opinions relating to whether local
                                          law restricts (i) access of a fund's independent public
                                          accountants to books and records of a Foreign
                                          Sub-Custodian or Foreign Securities System. (ii) a
                                          fund's ability to recover in the event of bankruptcy or
                                          insolvency of a Foreign Sub-Custodian or Foreign
                                          Securities System, (iii) a fund's ability to recover in
                                          the event of a loss by a Foreign Sub-Custodian or
                                          Foreign Securities System, and (iv) the ability of a
                                          foreign investor to convert cash and cash equivalents to
                                          U.S. dollars.

Subcustodian Agreement                    Copies of the contracts that State Street has entered
(annually)                                into with each Foreign Sub-Custodian that maintains U.S.
                                          mutual fund assets in the markets in which State Street
                                          offers custodial services.

Global Market Bulletin                    Information on changing settlement and custody
(daily or as necessary)                   conditions in markets where State Street offers
                                          custodial services. Includes changes in market and tax
                                          regulations, depository developments, dematerialization
                                          information, as well as other market changes that may
                                          impact State Street's clients.

Foreign Custody Advisories                For those markets where State Street offers custodial
(as necessary)                            services that exhibit special risks or infrastructures
                                          impacting custody, State Street issues market advisories
                                          to highlight those unique market factors which might
                                          impact our ability to offer recognized custody service
                                          levels.

Material Change Notices                   Informational letters and accompanying materials
(presently on a quarterly                 confirming State Street's foreign custody arrangements,
basis or as otherwise necessary)          including a summary of material changes with Foreign
                                          Sub-Custodians that have occurred during the previous
                                          quarter. The notices also identify any material changes
                                          in the custodial risks associated with maintaining assets
                                          with Foreign Securities Depositories.



09/30/05

                         REMOTE ACCESS SERVICES ADDENDUM
                                       TO
                  MASTER FUND ACCOUNTING AND SERVICES AGREEMENT

      ADDENDUM to that certain Master Fund Accounting and Services Agreement dated as of October 1, 2005 (the "Accounting Agreement") by and among each management investment company identified on Appendix A thereto and made subject thereto pursuant to Section 11.5 thereof (each, a "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

      State Street has developed and utilizes proprietary accounting and other systems in conjunction with the services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street ("Authorized Designees") with access to In~Sight(SM) as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System, nor will your or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to, the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. Except with respect to its obligations with respect to infringement hereunder, State Street will not he liable to the Customer or its Authorized Designees for any direct damages arising out of or in any way connected with the System or the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services. Neither party shall be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and December 31, 2099, and if any changes are required, State Street will make the changes to its


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products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend the Customer or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, and will hold the Customer harmless from any direct damages incurred by the Customer and resulting from any such action relating to proprietary intellectual property of State Street, provided that, in any such event, the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation. The foregoing shall be the Customer's sole remedy for any intellectual property infringement claim relating to the System or the Remote Access Services.

Termination

Either party to the Accounting Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Accounting Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum and the exhibit hereto constitute the entire understanding of the parties to the Accounting Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Accounting Agreement, the Customer (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum;
(b) accepts responsibility for its and its


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Authorized Designees' compliance with the terms of this Addendum; and (c)
indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.


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